UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2013

ENDOLOGIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Studebaker, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 595-7200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On December 4, 2013, Endologix, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative (the “Representative”) of the several underwriters named in Schedule A thereto (collectively, the “Underwriters”), in connection with the registered underwritten public offering (the “Offering”) of $75,000,000 aggregate principal amount of the Company’s 2.25% Convertible Senior Notes due 2018 (the “Notes”). The Company also granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional $11,250,000 aggregate principal amount of the Notes to cover over-allotments, if any (the “Option”). On December 5, 2013, the Underwriters exercised the Option in full. The Company estimates that the net proceeds from the Offering (including the Option), after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $82.9 million. The Offering is expected to close on or about December 10, 2013, subject to customary closing conditions. The Notes are to be issued pursuant to a base indenture, as supplemented by one or more supplemental indentures, in each case to be entered into between the Company and Wells Fargo Bank, National Association, as trustee.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company and customary conditions to closing, obligations of the Company and the Underwriters, respectively and indemnification, termination and other customary provisions.

The Offering was made pursuant to the Company’s Registration Statement on Form S-3ASR (Registration No. 333-181762) (the “Registration Statement”), which became effective May 30, 2012, and the prospectus dated May 30, 2012 included in the Registration Statement, as supplemented by a prospectus supplement dated December 4, 2013.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Capped Call Confirmation

In connection with the pricing of the Notes, on December 4, 2013, the Company entered into a capped call transaction (the “Base Capped Call Confirmation”) with Bank of America, N.A. (“BofA”), an affiliate of the Representative, and in connection with the exercise in full of the Option by the Underwriters, on December 5, 2013, the Company entered into an additional capped call transaction (such additional capped call transaction, together with the Base Capped Call Confirmation, the “Capped Call Confirmations”) with BofA. The Capped Call Confirmations will cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, a number of shares of common stock of the Company equal to the aggregate conversion rate of the Notes. The cap price under the Capped Call Confirmations will initially be $29.02 per share, which represents a premium of approximately 60.0% over the last reported sale price of the Company’s common stock on December 4, 2013, and is subject to certain adjustments under the terms of the Capped Call Confirmations. The Company used approximately $7.42 million of the net proceeds from the Offering to pay the cost of the Capped Call Confirmations.

The Capped Call Confirmations are expected generally to reduce the potential dilution and/or offset potential cash payments the Company is required to make in excess of the principal amount upon conversion of the Notes in the event that the market price per share of common stock of the Company, as measured under the terms of the Capped Call Confirmations, is greater than the strike price of the Capped Call Confirmations, which initially corresponds to the conversion price of the Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the Notes. If, however, the market price per share of common stock of the Company, as measured under the terms of the Capped Call Confirmations, exceeds the cap price of the Capped Call Confirmations, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the Capped Call Confirmations.

The Company will not be required to make any cash payments to BofA or any of its affiliates upon the exercise of the options that are a part of the Capped Call Confirmations, but will be entitled to receive from BofA (or an affiliate thereof) a number of shares of common stock of the Company and/or an amount of cash generally based on the amount by which the market price per share of common stock of the Company, as measured under the terms of the Capped Call Confirmations, is greater than the strike price of the Capped Call Confirmations during the relevant valuation period under the Capped Call Confirmations. However, if the market price of common stock of the Company, as measured under the terms of the Capped Call Confirmations, exceeds the cap price of the Capped Call Confirmations during such valuation period under the Capped Call Confirmations, the number of shares of common stock of the Company and/or the amount of cash the Company expects to receive upon exercise of the Capped Call Confirmations will be capped based on the amount by which the cap price exceeds the strike price of the Capped Call Confirmations.

For any conversions of Notes prior to the close of business on the 55th scheduled trading day immediately preceding the stated maturity date, including without limitation upon an acquisition of the Company or similar business combination, a corresponding portion of the Capped Call Confirmations will be terminated. Upon such termination, the portion of the Capped Call Confirmations being terminated will be settled at fair value (subject to certain limitations), as determined by BofA, in its capacity as calculation agent under the Capped Call Confirmations, which the Company expects to receive from BofA, and no payments will be due BofA.

The Capped Call Confirmations are separate transactions entered into by the Company with BofA, are not part of the terms of the Notes and will not change the holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Confirmations.

The summary of the Capped Call Confirmations is qualified in its entirety by reference to the full text of the Capped Call Confirmations, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Amendment to Wells Fargo Credit Agreement

On December 3, 2013, in connection with the Offering, the Company, Nellix, Inc. (together with the Company, the “Borrowers”) and Wells Fargo Bank, National Association (“Wells Fargo”) entered into a seventh amendment to the Credit Agreement, dated October 30, 2009, as amended, by and between the Borrowers and Wells Fargo (the “Credit Agreement”) permitting the offering and issuance of the Notes (the “Wells Fargo Amendment”). The Wells Fargo Amendment amended the Credit Agreement to, among other things, (i) permit the Company to incur indebtedness pursuant to certain types of transactions, including the Offering, in an aggregate principal amount not to exceed $100,000,000, (ii) permit the Company to make required regularly scheduled payments of interest on certain types of indebtedness, including indebtedness incurred by the Company in the Offering, and make any required payments of principal in connection with certain types of conversions of indebtedness, including payments of principal in connection with conversion of the Notes, (iii) permit the Company to enter into the Capped Call Confirmations in connection with the Offering and (iv) include certain other ministerial amendments to permit the Offering under the terms of the Credit Agreement and related matters.

The above description of the Wells Fargo Amendment is qualified in its entirety by reference to the Wells Fargo Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On October 3, 2013 the Company announced the Offering and on October 4, 2013 the Company announced the pricing of the Notes sold in the Offering. The full text of the press releases issued in connection with the Offering and pricing announcements are attached as Exhibit 99.1 and Exhibit 99.2, respectively, hereto. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein in this Item 7.01 and in the press releases is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 4, 2013, by and between Endologix, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Underwriters.

10.1	Base Capped Call Confirmation, dated December 4, 2013, between Endologix, Inc. and Bank of America, N.A.

10.2	Additional Capped Call Confirmation, dated December 5, 2013, between Endologix, Inc. and Bank of America, N.A.

10.3	Seventh Amendment to Credit Agreement, dated December 3, 2013, by and among Wells Fargo Bank, National Association, Endologix, Inc., and Nellix, Inc.

99.1	Press release issued by Endologix, Inc. on December 3, 2013.

99.2	Press release issued by Endologix, Inc. on December 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: December 6, 2013	/s/ Shelley B. Thunen
Shelley B. Thunen
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 4, 2013, by and between Endologix, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Underwriters.

10.1	Base Capped Call Confirmation, dated December 4, 2013, between Endologix, Inc. and Bank of America, N.A.

10.2	Additional Capped Call Confirmation, dated December 5, 2013, between Endologix, Inc. and Bank of America, N.A.

10.3	Seventh Amendment to Credit Agreement, dated December 3, 2013, by and among Wells Fargo Bank, National Association, Endologix, Inc., and Nellix, Inc.

99.1	Press release issued by Endologix, Inc. on December 3, 2013.

99.2	Press release issued by Endologix, Inc. on December 4, 2013.